Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

SECTION 13(a) OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Pankaj Mohan, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Oncobiologics, Inc. (the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 29, 2018

/s/ Pankaj Mohan
Pankaj Mohan, Ph.D.
President and Chief Executive Officer